EXHIBIT 10.17 (a)

VOTING AGREEMENT

(Form for Independent Trustee)

THIS VOTING AGREEMENT (this "Agreement") is entered into as of May 13, 2003 by and among PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust ("PREIT"), PREIT ASSOCIATES, L.P., a Delaware limited partnership ("PREIT Partnership"), and [NAME] (the "Crown Securityholder").

WHEREAS, PREIT, PREIT Partnership, Crown American Realty Trust, a Maryland real estate investment trust ("Crown"), and Crown American Properties, L.P., a Delaware limited partnership ("Crown Partnership") have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, Crown will merge with and into PREIT (the "Merger"), with PREIT continuing as the surviving entity of the Merger, and PREIT Partnership and Crown Partnership will consummate certain transactions contemplated in connection with the Merger, all upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

WHEREAS, if and to the extent the Crown Securityholder owns and has sole voting power or sole power to control the voting of any shares of beneficial interest, par value $.01 per share, of Crown ("Crown Common Shares") on the date of the Crown shareholders meetings described in Section 2(a) (including any such Crown Common Shares acquired upon the exercise of any options which have been or may in the future be granted to the Crown Securityholder) (any such Crown Common Shares owned by the Crown Securityholder on the date of the Crown shareholders meetings described in Section 2(a) as to which the Crown Securityholder has sole voting power or sole power to direct the voting of, and the associated rights issued pursuant to that certain Rights Agreement dated as of January 20, 2000 between Crown and American Stock Transfer & Trust Company, as rights agent, being referred to herein as the "Covered Crown Common Shares"), he has agreed to vote such shares as set forth herein;

WHEREAS, in connection with and as an inducement to PREIT and PREIT Partnership to enter into the Merger Agreement, the Crown Securityholder desires to execute and deliver this Agreement in such person's capacity as the owner with sole voting power or sole power to direct the voting of the Covered Crown Common Shares (if any).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, intending to be legally bound hereby, as follows:

SECTION 1. Voting of Crown Common Shares

(a) During the period from the execution and delivery by the parties of this Agreement through the earlier of (i) the effective time of the Merger or (ii) the termination of the Merger Agreement in accordance with the terms thereof (such period hereinafter referred to as the "Term"), the Crown Securityholder shall not, directly or indirectly, and shall cause each record holder of any of the Covered Crown Common Shares not to, directly or indirectly, (A) grant any proxies for any Covered Crown Common Shares with respect to any matters described in paragraph (a) of Section 2 hereof (other than a proxy directing the holder thereof to vote the Covered Crown Common Shares in a manner required by paragraph (a) of Section 2 hereof), (B) deposit any Covered Crown Common Shares into a voting trust or enter into a voting agreement with respect to any Covered Crown Common Shares with respect to any of the matters described in paragraph (a) of Section 2 hereof (other than a voting agreement under which the applicable parties agree to vote the Covered Crown Common Shares in a manner required by paragraph (a) of Section 2 hereof), or tender any Covered Crown Common Shares in a transaction other than a transaction contemplated by the Merger Agreement, or (C) take any action which is intended to have the effect of preventing or disabling such Crown Securityholder from performing such Crown Securityholder's obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer, pledge, encumbrance, assignment or other disposition of all or any portion of the Crown Common Shares now owned or hereafter acquired by the Crown Securityholder.

(b) Notwithstanding any provisions contained in this Agreement to the contrary, any person who acquires any Crown Common Shares from the Crown Securityholder, including without limitation any lender or other third party transferee who may acquire all or a portion of the Crown Securityholder's Crown Common Shares as a result of foreclosure by the lender or the exercise of any other remedies available to such lender with respect to the pledge, shall not be bound by this Agreement.

(c) The parties hereby acknowledge and agree that the Crown Securityholder may dispose of some or all of his Crown Common Shares prior to the Merger. Crown Securityholder shall not be in breach of this Agreement if, at the time of the Crown shareholders meetings described in Section 2(a), he does not own any Covered Crown Common Shares.

SECTION 2. Voting

(a) During the Term, the Crown Securityholder shall cast or cause to be cast all votes attributable to the Covered Common Shares (if any) owned by the Crown Securityholder at the time of any annual or special meeting of shareholders of Crown, including any adjournments or postponements thereof, or in connection with any written consent or other vote of Crown shareholders, at any annual or special meeting of shareholders of Crown, including any adjournments or postponements thereof, or in connection with any written consent or other vote of Crown shareholders, (i) in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement (collectively, the "Transactions") and (ii) against approval or adoption of any action or agreement (other than the Merger Agreement or any of the other agreements or other documents executed and delivered in connection with the Merger or as otherwise contemplated in the Merger Agreement (collectively, the "Transaction Documents") or any of the transactions contemplated thereby) made or taken in opposition to or in competition with the Merger and the other Transactions.

(b) The Crown Securityholder will retain the right to vote the Crown Securityholder's Crown Common Shares, in the Crown Securityholder's sole discretion, on all matters other than those described in paragraph (a) of this Section 2, and the Crown Securityholder may grant proxies and enter into voting agreements or voting trusts for the Crown Securityholder's Crown Common Shares in respect of such other matters.

SECTION 3. Non-Solicitation

Subject to Section 17 hereof, and except as otherwise provided in or permitted by Section 4.3 of the Merger Agreement (it being understood and agreed that for purposes of this Agreement the provisions of Section 4.3 applicable to Crown, Crown Partnership or any Crown Subsidiary shall apply to the Crown Securityholder as if incorporated by reference herein), during the Term, the Crown Securityholder agrees that he shall not invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any Acquisition Proposal, or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

SECTION 4. Representations and Warranties of the Crown Securityholder

The Crown Securityholder hereby represents and warrants to PREIT and PREIT Partnership as follows:

(a) The Crown Securityholder has the legal capacity, power, authority and right (contractual or otherwise), to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Crown Securityholder and constitutes a valid and binding obligation of the Crown Securityholder, enforceable against the Crown Securityholder in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

(b) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any court order, judgment or decree applicable to the Crown Securityholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which the Crown Securityholder is a party or by which the Crown Securityholder is bound or affected, other than where any such conflicts, violations, breaches or defaults would not (individually or in the aggregate) materially and adversely affect the Crown Securityholder's ability to perform any of such Crown Securityholder's obligations under this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Crown Securityholder in connection with the execution and delivery of this Agreement by the Crown Securityholder or the consummation by the Crown Securityholder of the transactions contemplated by this Agreement.

SECTION 5. Waiver of Dissenters Rights

The Crown Securityholder (i) hereby acknowledges and agrees that, as contemplated by applicable law and in the Merger Agreement, the Crown Securityholder is not entitled to any appraisal, dissenters or similar rights as a result of or in connection with the Merger or any of the other Transactions and further, (ii) to the extent necessary or appropriate, hereby waives any such appraisal, dissenters, or similar rights that the Crown Securityholder may have under applicable law as a result of or in connection with the Merger or any of the other Transactions.

SECTION 6. Further Assurances

During the Term, the Crown Securityholder shall make such filings as may be required under the Securities Exchange Act of 1934, as amended, and, upon the request of PREIT, execute and deliver such documents and take such actions as PREIT may reasonably deem necessary to effectuate the purposes of this Agreement.

SECTION 7. Interpretation

When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

SECTION 8. Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

SECTION 9. Entire Agreement; No Third Party Beneficiaries

This Agreement (including the Schedules hereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 10. Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

SECTION 11. Assignment

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 12. Enforcement

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Pennsylvania or in any state court located in Pennsylvania this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Pennsylvania or any state court located in Pennsylvania in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

SECTION 13. Severability

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 14. Amendment

This Agreement shall not be amended, altered, or modified except by an instrument in writing duly executed and delivered by the party against whom enforcement of the amendment, alteration or modification is sought.

SECTION 15. No Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 16. Capacity of Crown Securityholder

The Crown Securityholder has executed this Agreement solely in such Crown Securityholder's capacity as a securityholder of Crown or Crown Partnership and not in such Crown Securityholder's capacity as an officer, director, trustee, employee or manager of Crown or Crown Partnership or any of their Affiliates. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by such Crown Securityholder in such Crown Securityholder's capacity as an officer, director, trustee, employee or manager of Crown or Crown Partnership or any of their Affiliates.

SECTION 17. Termination

This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with the terms thereof. None of the representations, warranties, covenants or agreements in this Agreement shall survive the termination of this Agreement; provided, however, that nothing contained herein shall release the Crown Securityholder from any liability arising from any breach of any of the Crown Securityholder's representations, warranties, covenants or agreements in this Agreement.

SECTION 18. Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the addresses or telecopy number (or at such other address or telecopy number for a party as shall be specified by like notice) from such party as set forth on the address page hereof. All notices shall be deemed given only when actually received.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:

Name:

Title:

PREIT ASSOCIATES, L.P.

By: Pennsylvania Real Estate Investment Trust, its general partner

By:

Name:

Title:

Address for Notice to PREIT and PREIT Partnership:

200 South Broad Street

Number Street

Philadelphia, PA 19102

City State Zip Code

[NAME]

Address for Notice to Crown Securityholder:

Number Street

City State Zip Code